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                                                                   EXHIBIT 10.22

                                SECOND AMENDMENT
                                       TO
                               OPERATING AGREEMENT
                                       OF
                           HEART HOSPITAL OF DTO, LLC

         This SECOND AMENDMENT (the "Second Amendment") is entered into as of this 27th day of July, 1998, by and among HEART HOSPITAL OF DTO, LLC, a North Carolina limited liability company (the "Company"); DTO MANAGEMENT, INC., a North Carolina corporation ("DTO Management"); each of the Investor Members (as defined in the Original Operating Agreement of the Company); FRANCISCAN HEALTH SYSTEM OF THE OHIO VALLEY, INC., an Ohio non-profit corporation ("FHS"); and PROWELLNESS HEALTH MANAGEMENT SYSTEMS, INC., an Ohio corporation ("ProWellness").

                                    Preamble

         A. On or about April 18, 1997, DTO Management and certain Investor Members formed the Company in accordance with the original Operating Agreement of Heart Hospital of DTO, LLC (the "Original Agreement").

         B. In December of 1997, FHS and the other Members of the Company executed a First Amendment to Operating Agreement (the "First Amendment") in which FHS was admitted as a Member of the Company.

         C. FHS, which is a "not-for-profit" corporation, owns a thirty percent (30%) Membership Interest in the Company (the "Membership Interest") and FHS desires to assign its Membership Interest to a wholly owned "for profit" subsidiary known as ProWellness and ProWellness desires to become a Substitute Member. In consideration of this assignment, ProWellness has agreed to: (1) pay to FHS the amount of One Million Two Hundred Sixty Thousand Dollars ($1,260,000) (which is the amount FHS previously contributed to the Company in exchange for its Membership Interest); and (2) assume all of the rights, liabilities and obligations of FHS as a Substitute Member in the Company, including but not limited to the obligations to: (a) pay a "Maximum Mandatory Additional Capital Contribution" of Two Million Five Hundred Twenty Thousand Dollars ($2,520,000), as provided in Section 1(aa) of the First Amendment; and (b) provide guarantees of or collateral for indebtedness of the Company, as provided in Section 1(g) of the First Amendment (collectively, the "Assignment Consideration").

         D. The requirements for assignment of a Member's Membership Interest to a Substitute Member are set out in Sections 8.4, 8.5, and 8.6 of the Original Agreement (the "Transfer Requirements").

         E. The Members have entered into this Second Amendment for the purpose of complying with those Transfer Requirements and to make certain additional related changes to the Operating Agreement.


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                                    Amendment

         In consideration of their mutual rights and obligations and for other good and valuable consideration, the parties amend and modify the Original Agreement and the First Amendment as follows:

         1. Defined Terms. All capitalized terms used in this Second Amendment shall have the meanings assigned at their first use or, if none, then the definitions assigned in the Original Agreement and/or the First Amendment. The term "Operating Agreement" means the Original Agreement as modified by the First Amendment and this Second Amendment.

         2. Acknowledgment, Waiver and Consent. The Company and each of the other Members of the Company acknowledge, waive and consent as follows: (a) they have the right, but not the obligation, to purchase all (but not less than all) of the Membership Interest of FHS for the Assignment Consideration; (b) they waive and relinquish the right to purchase the Membership Interest of FHS;
(c) they consent to the assignment of the Membership Interest of FHS to ProWellness; and (d) they consent to the admission of ProWellness as a Substitute Member in the Company.

         3. Assignment. FHS and ProWellness have agreed to execute and acknowledge an Assignment of Membership Interest in the form attached to this Second Amendment as Exhibit A (the "Assignment Document"), and DTO Management approves and accepts the form of the Assignment ProWellness represents to the Company that it meets the investor suitability standards established by the State of Ohio (if any) and by the Company, as required by Section 8.4 of the Original Agreement and that ProWellness will perform the obligations it has assumed to the Company as part of the Assignment Consideration.

         4. Continuing Liabilities and Obligations of FHS. In consideration of, and as a material inducement to, the consents granted by the Company and its Members, including DTO Management, FHS agrees to: (a) continue to be directly and fully obligated and liable, jointly and severally with ProWellness, under Sections 2.3(b), 3.5, 3.7, 3.8, 5.9 and Exhibit A of the Operating Agreement; and (b) provide guarantees of or collateral security for all guarantees furnished by ProWellness to the Company and/or to its lenders or lessors, to the same extent originally contemplated by Section 1(g) of the First Amendment.

         5. Admission as Substitute Member. DTO Management acknowledges that ProWellness has fulfilled the conditions set out in Section 8.6 of the Original Agreement. Therefore, effective on the date of this Second Amendment and the execution and delivery of the Assignment Document, FHS shall cease to be a Member of the Company and ProWellness is admitted as a Substitute Member in the Company with all rights and privileges previously accorded to FHS.

         6. Appointment of Investor Manager. The Investor Members acknowledge that they have elected Hans Zwart, M.D. to serve as their initial Investor Manager, as provided in Section 5.13(a) of the Operating Agreement. ProWellness acknowledges that is has designated Duane L.


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Erwin to serve as its initial Investor Manager, as provided in Section 5.13(b)
of the Operating Agreement. These Investor Managers shall serve for the terms provided in the Operating Agreement and each of them may be replaced as provided in the Operating Agreement.

         7. Amendments to the First Amendment. The First Amendment is modified and amended as follows:

         (a) Substitution of ProWellness. Subject to the terms of this Second Amendment, each reference to FHS in the First Amendment shall be construed and interpreted to refer to ProWellness (unless the context implies a reference to an Affiliate of ProWellness).

         (b) Deletion of Recision Rights. Sections 4 and 5 of the First Amendment are deleted in their entirety, so that neither DTO Management, nor FHS, nor ProWellness may rescind the Operating Agreement or terminate the interest of ProWellness in the Company for the reasons stated in those Sections 4 and 5.

         (c) Correction of Typographical Error. Section 1(z) of the First Amendment is corrected to refer to the fifth sentence of Section 11.1(g) (not 11.2(g)) of the Original Agreement.

         8. Admission of Additional Investor Member. Mercy Health System - Western Ohio ("Mercy Hospital") has expressed a desire to become an investor and Member of the Company. FHS, ProWellness and the undersigned Investor Members authorize DTO Management to execute and deliver any documents reasonably necessary to permit Mercy Hospital to subscribe for ten (10) Units in the Company and to admit Mercy Hospital as a Member of the Company. In exchange for the subscription from Mercy Hospital, Mercy Hospital shall be exempted from complying with the restrictive covenants of Section 5.9(b) of the Operating Agreement, so long as Mercy Hospital complies with the following restrictions:

         Section 5.9(b) of the Operating Agreement shall be applicable to Mercy Hospital in its entirety except that for purposes of Mercy Hospital only, the references in Section 5.9(b) to "fifty (50)" miles shall be deleted and "ten
(10)" miles shall be substituted in lieu thereof.

         9. Interpretation. To the extent possible, this Second Amendment shall be construed so as to be consistent with the Original Agreement and the First Amendment. However, if there is any discrepancy between any provision of this Second Amendment and any provision of the Original Agreement or the First Amendment, then this Second Amendment shall be construed to control.

         10. No Further Change. All other terms and conditions of the Original Agreement and the First Amendment remain unmodified and in full force and effect.

         11. Counterparts and Facsimiles. This Second Amendment may be executed in any number of counterparts which may be signed by original or facsimiles of original signatures, all of which, taken together, shall constitute a single enforceable agreement.


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         12.      Effective Date. In compliance with the requirements of Section
11.2 of the Operating Agreement, this Second Amendment shall not become effective as to all Members of the Company until it has been approved and signed by DTO Management, FHS, ProWellness and a Majority Vote of the Investor Members, at which point it shall be construed to be retroactively effective as of July
27, 1998.

         IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the day and year first above written.

[***]

[***] These portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.


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                                                                       EXHIBIT A


                       ASSIGNMENT OF MEMBERSHIP INTEREST
                                       IN
                          HEART HOSPITAL OF DTO, LLC

         This ASSIGNMENT OF MEMBERSHIP INTEREST in HEART HOSPITAL OF DTO, LLC, A North Carolina limited liability company (the "Company") is made this ___ day of July 1998, by FRANCISCAN HEALTH SYSTEM OF THE OHIO VALLEY, INC., an Ohio non-profit corporation ("FHS") and PROWELLNESS HEALTH MANAGEMENT
SYSTEMS, INC., an Ohio corporation ("ProWellness").


                                    PREAMBLE

         FHS, which is a "not-for-profit" corporation, currently owns a thirty percent (30%) Membership Interest (the "MEMBERSHIP INTEREST") in the Company and FHS desires to assign its Membership Interest in the Company to ProWellness, which is a wholly owned "for profit" subsidiary of FHS.


                                   AGREEMENT

         In consideration of their mutual rights and obligations, and for other good and valuable consideration, the parties agree as follows:

         1. ASSIGNMENT AND CONSIDERATION. FHS assigns to ProWellness all of its right, title and interest in and to the Membership Interest from and after the date of this Assignment. In consideration of this Assignment, ProWellness has agreed to pay FHS the amount of [***] and to assume the rights, liabilities and obligations of FHS as a Member in the Company, including but not limited to the obligations to: (a) pay a "Maximum Mandatory Additional Capital Contribution" of [***], as provided in Section 1(aa) of the First Amendment; and (b) provide guarantees of or collateral for indebtedness of the Company, as provided in Section 1(g) of the First Amendment (collectively, the "Assignment Consideration").

         2. ACCEPTANCE. ProWellness accepts this Assignment of the Membership Interest; accepts, adopts and agrees to be bound by all the terms and provisions of the Operating Agreement, as amended; and, without limitation, agrees to pay and perform the Assignment Consideration. Upon receipt of the necessary consents of the Company and its Members, which will be set out in an instrument entitled "Second Amendment to Operating Agreement of Heart Hospital of DTO, LLC," ProWellness will become a Substitute Member in the Company in place of FHS and FHS shall cease to be a Member of the Company; provided that FHS shall retain certain liabilities as set forth in the Second Amendment of the Company dated as of the date hereof.


[***] These portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.





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         3.    REPRESENTATIONS OF PROWELLNESS. In compliance with the
requirements of Section 8.4 of the Operating Agreement of the Company, ProWellness represents and warrants to FHS and to the Company, as follows: (a) this Assignment is made in accordance with all applicable laws and regulations; and (b) ProWellness meets the investor suitability standards established by the state of Ohio (if any) and by the Company.

         IN WITNESS WHEREOF, the parties have executed this Assignment on the date shown above.


                                    FRANCISCAN HEALTH SYSTEM OF THE
                                    OHIO VALLEY, INC., an Ohio non-profit
                                    Corporation



                                    By:
                                       -------------------------------------

                                       -------------------------------------
                                                [Printed Name]

                                       its
                                          ----------------------------------
                                                 [Title]


                                    PROWELLNESS HEALTH MANAGEMENT
                                    SYSTEMS, INC., an Ohio corporation



                                    By:
                                       -------------------------------------

                                       -------------------------------------
                                                [Printed Name]

                                       its
                                          ----------------------------------
                                                 [Title]